UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Advanced Inhalation Therapies (AIT) Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Derech Meir Weisgal Rehovot, Israel	7632605
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-206557

Securities to be registered pursuant to Section 12(g) of the Act: (i) Units, each consisting of two Ordinary Shares, no par value, and three Warrants each to purchase one Ordinary Share, no par value; (ii) Ordinary Shares, no par value; and (iii) Warrants to purchase Ordinary Shares, no par value

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Share Capital and Securities Offered Hereby” in the prospectus forming a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-206557) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 25, 2015, as amended from time to time (the “Registration Statement”). In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description of Exhibit
3.1(1)	Amended and Restated Articles of Association of the Company

4.1(2)	Form of Company’s Ordinary Share Certificate

4.2(3)	Form of Unit Certificate

4.3(4)	Form of Warrant Certificate (included in Exhibit 4.4)

4.4(5)	Form of Warrant Agreement between the Company and VStock Transfer LLC, as Warrant Agent

(1)    Previously filed as exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 11, 2016.

(2)    Previously filed as exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 29, 2016.

(3)    Previously filed as exhibit 4.2 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 29, 2016.

(4)    Previously filed and included in exhibit 4.4 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 29, 2016.

(5)    Previously filed as exhibit 4.4 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 29, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED INHALATION THERAPIES (AIT) LTD.
Date: February 22, 2016

	By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer